Exhibit 10.2
CORRECTIVE AMENDMENT TO EMPLOYMENT AGREEMENT
     This Corrective Amendment to Employment Agreement (“Corrective Amendment”) made as of this 1st day of February, 2006, by and between Valley National Gases, Inc. (“Company”), a West Virginia corporation and Gerald W. Zehala (“Employee”).
     WHEREAS, Employee and Company entered into that certain Employment Agreement (otherwise defined therein and herein as “Agreement”) as of the 1st day of February, 2006; and
     WHEREAS, Company and Employee further entered into a certain correction and restatement of the Agreement (“Corrected and Restated Agreement”) designated therein as “Employment Agreement (Corrected and Restated)”, also dated as of the 1st day of February, 2006, to correct certain errors and misstatements contained therein; and
     WHEREAS, Paragraph 2 of the Corrected and Restated Agreement erroneously set forth a one (1) year Initial Term rather than the three (3) year Initial Term originally and correctly set forth in Paragraph 2 of the Agreement; and
     WHEREAS, Company and Employee enter into, execute and deliver this Corrective Amendment to correct the erroneous one (1) year statement of the Initial Term set forth in the Corrected and Restated Agreement and to correctly state that the Initial Term under Paragraph 2 is three (3) years.
     NOW, THEREFORE WITNESSETH, in consideration of the premises contained herein, it is agreed as follows:
1.)	Paragraph 2. of the Agreement as erroneously set forth in Paragraph 2 of the Corrected and Restated Agreement is hereby amended to correctly state the Term as follows:

Term. The Employee’s employment by the Company and the initial term of this Agreement (“Initial Term”) shall commence as of the date hereof and shall continue in full force and effect, unless earlier terminated as provided hereinafter in Section 6., until the third (3rd) anniversary thereof. At the conclusion of the Initial Term, Employee’s employment with the Company may, at the Company’s election, continue thereafter, until terminated as provided hereinafter in Section 6., on the terms and conditions as set forth in this Agreement. The Initial Term and all time of employment thereafter shall collectively be referred to as the “Employment Term.”
2.)	Except as expressly amended and corrected by this Corrective Amendment, the Agreement as corrected and restated by the Corrected and Restated Agreement, continues in full force and effect, fully binding upon Company and Employee in accordance with its terms.
     IN WITNESS WHEREOF, the Company has caused this Corrective Amendment to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, as of the day and year first written above.

Valley National Gases, Inc.

WITNESS:

	By:	/s/ W. A. Indelicato

	Its:	Chief Executive Officer

WITNESS:

/s/ Gerald A. McGlumphy	/s/ Gerald W. Zehala

Gerald W. Zehala

2